COVENANT TRANSPORTATION GROUP ANNOUNCES EXPECTATIONS CONCERNING FOURTH QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – January 14, 2014 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) announced today its expectations regarding financial results for the fourth quarter of 2013.

Financial and Operating Results

Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments:  “For the fourth quarter of 2013, we expect to report consolidated net income in a range of $0.18 to $0.22 per diluted share.  These expected results compare to reported consolidated net income of $0.10 per diluted share for the fourth quarter of 2012.

“The expected improvement in earnings per diluted share relates primarily to higher freight revenue per tractor (excluding fuel surcharge revenue) in our asset-based business, significant improvement in revenue and margins in our non-asset based Covenant Transport Solutions business, and lower costs of fuel (net of fuel surcharge recovery). The first two months of the quarter were solid, but not unusual.  During December, we experienced a significant increase in demand, particularly in our expedited team-driver operations, which supported higher than expected freight revenue per mile (excluding fuel surcharge revenue) and miles per tractor. We believe the December activity was unusual and related, at least in part, to the compressed period of time between Thanksgiving and Christmas, holiday shopping trends toward delivery of gifts purchased over the internet, the volume carried by less-than-truckload and parcel delivery companies, and our customer exposure to the linehaul freight of these other transportation companies."

The Company plans to release its fourth quarter earnings after 4:00 p.m. Eastern time on Monday, January 27.  The Company will hold a live conference call to discuss its fourth quarter earnings release on Tuesday, January 28, at 11:00 a.m. Eastern time.  For additional financial and statistical information regarding the Company, please visit our website at www.ctgcompanies.com/investor-relations.

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee.  In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an affiliated company providing revenue equipment sales and leasing services to the trucking industry. The Company's Class A common stock is traded on the NASDAQ Global Select under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to the estimated range of earnings per diluted share, categories of expenses that impacted expected results, and revenue and margin improvement are forward-looking statements.  Such items have not been subjected to all the review and audit procedures associated with the release of actual financial results and are premised on certain assumptions.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: estimates and adjusting entries made during the review and audit process; differences between estimates used in establishing and adjusting accruals and reserves and actual results; the completion of all review and audit procedures and preparation of financial statements in accordance with generally accepted accounting principles. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, Senior Vice President and Chief Financial Officer                                                          (423) 463-3331
criric@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant                                                                                                                 (423) 463-3357
perkim@covenanttransport.com

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